Standard Register®

ADVANCING YOUR REPUTATION     1912-2012

600 Albany Street

News media and investor contact:

Dayton, Ohio 45408

Carol Merry

937-221-1000

614-383-1624

www.standardregister.com

carol.merry@fahlgren.com

Standard Register’s Continued Listing Plan Accepted

by the New York Stock Exchange

DAYTON, Ohio (June 25, 2012) – Standard Register (NYSE: SR), a leader in the management and execution of mission-critical communications, announced today that the New York Stock Exchange (NYSE) has accepted the Company’s plan for continued listing. As a result, the company’s common stock will continue to be listed on the NYSE subject to quarterly reviews by the NYSE to monitor the Company’s progress against the compliance plan. Standard Register earlier announced that it had been notified that it was not in compliance with the requirement for average market capitalization of more than $50 million over a 30 trading-day period, and at the same time, its shareholder’s equity was less than $50 million.

Under applicable NYSE procedures, Standard Register was required to submit a plan to demonstrate its ability to achieve compliance within 18 months. Standard Register submitted its confidential plan, which contained many of the elements of the strategic restructuring plan announced earlier in the year. The plan, which is already being implemented, addresses Standard Register’s actions to align the Company’s resources in support of its growing core solutions business and to reduce costs to offset the impact of declining revenue in its legacy operations.

“The NYSE’s acceptance of our plan gives us additional confidence in our strategy. All of our employees are very focused on delivering the results required to return to compliance,” said Joseph P. Morgan, Jr., president and chief executive officer. “We believe that increasing our share price and returning to the required $50 million in market capitalization from where we are today is achievable within the 18-month period granted under the plan. Our first quarter results showed good progress and positive activity, and we are on target with our restructuring plan cost reductions and the evolution of the portfolio.”

Standard Register will report second quarter earnings in late July.

About Standard Register

Standard Register (NYSE: SR), celebrating 100 years of innovation, is trusted by the world’s leading companies to advance their reputations by aligning communications with corporate standards and priorities. Providing market-specific insights and a compelling portfolio of solutions to address the changing business landscape in healthcare, financial services, commercial and industrial markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at www.standardregister.com.

Safe Harbor Statement

This press release contains forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from the Company’s current expectations.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, our access to capital for expanding in Core solutions, the pace at which digital technologies erode the demand for certain legacy products, the success of our plans to deal with the threats and opportunities brought by digital technology, results of cost containment strategies and restructuring programs, our ability to attract and retain key personnel, variation in demand and acceptance of the Company’s products and services, frequency, magnitude and timing of paper and other raw material price changes, the timing of the completion and integration of acquisitions, general business and economic conditions beyond the Company’s control, and the consequences of competitive factors in the marketplace, including the ability to attract and retain customers. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. For more information, see the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission.